EXHIBIT V-15038

ARTICLES OF AMENDMENT
OF

MC SHIPPING INC.
(A Non-Resident Domestic Corporation)

REPUBLIC OF LIBERIA

MINISTRY OF FOREIGN AFFAIRS

DUPLICATE COPY

The Original Copy of this Document was filed in

Accordance with Section 1.4 of the Business

Corporation Act on

                     July 23, 2002
Date

______________________________________
By Order of the Minister of Foreign Affairs

 ______________________________________
Deputy Registrar of Corporations
Authorized Signature

MC SHIPPING INC.

ARTICLES OF AMENDMENT
UNDER SECTION 9.5 OF THE BUSINESS CORPORATION ACT

We, the undersigned, the President and Secretary of MC Shipping Inc., for the purpose of amending the Articles of Incorporation, as amended, of the said Corporation hereby certify:

  The name of the Corporation is MC Shipping Inc.
  The Articles of Incorporation were filed with the Minister of Foreign Affairs as of the 17th day of March, 1989.
  The Articles of Incorporation of the Corporation were amended on the 19th day of April, 1989 and on the 24th day of November, 1993.
  The Articles of Incorporation, as amended at a duly constituted meeting of the shareholders, are hereby further amended by deleting the existing “Article SIXTH, Paragraph (3)” and substituting in its place the following:

  Article SIXTH, Paragraph (3) : Approving of Fundamental Transactions. The affirmative vote of holders of two-thirds of the shares of the Corporation present in person or represented by proxy and entitled to vote thereon, but in no event less than a majority of the outstanding shares of the Corporation entitled to vote thereon, shall be required to authorize any Fundamental Transaction.
  The Articles of Incorporation as amended hereby do not change or alter in any manner the Articles of Incorporation as heretofore amended and there is no discrepancy between the provisions of the Articles of Incorporation as heretofore amended and the restated provisions set forth herein.
  Pursuant to the Articles of Incorporation, this Amendment to the Articles of Incorporation was authorized by vote of the holders of two-thirds of all outstanding shares entitled to vote thereon at a meeting of the shareholder.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment this 3rd day of January, 2002.

                                                                  /s/ Guy Morel
                                                                  Guy Morel - President

                                                                  /s/ Ian Livesey
                                                                  Ian Livesey - Secretary

On this 3rd day of January, 2002, before me personally came
Guy Morel and Ian Livesey known to me to be the individuals described in and who executed the foregoing instrument and they severally duly certified to me that the execution thereof was their act and deed.

                                                                 /s/ P. L. Aureglia
P. L. Aureglia - Notaire, Monaco

I hereby certify that the above signature is that of P.L. Aureglia authorized to sign such documents Date 9/07/02 Roger RICHELMI CONSUL CONSULATE GENERAL OF LIBERIA PRINCIPAUTE DE MONACO